Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Form S-3 No. 333-182906 pertaining to the registration of 20,845,718 shares of Mueller Industries, Inc. common stock,
2)	Form S-8 No. 333-197609 pertaining to the Mueller Industries, Inc. 2014 Incentive Plan,
3)	Form S-8 No. 333-160718 pertaining to the Mueller Industries, Inc. 2009 Stock Incentive Plan,
4)	Form S-8 No. 333-138413 pertaining to the Mueller Industries, Inc. 2002 Stock Option Plan,
5)	Form S-8 No. 333-91238 pertaining to the Mueller Industries, Inc. 2002 Stock Option Plan,
6)	Form S-8 No. 33-54705 pertaining to the Mueller Industries, Inc. 1994 Stock Option Plan and the 1994 Non-Employee Director Stock Option Plan;

of our reports dated March 1, 2017, with respect to the consolidated financial statements and schedule of Mueller Industries, Inc. and the effectiveness of internal control over financial reporting of Mueller Industries, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/Ernst & Young LLP
Ernst & Young LLP
Memphis, Tennessee
March 1, 2017